UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2022

SailPoint Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)
---------------------------------------------------------------------------------------
Delaware
001-38297
47-1628077
(State or other jurisdiction
of incorporation)
(Commission File Number)
(IRS Employer
Identification No.)

11120 Four Points Drive, Suite 100,
Austin, Texas
(Address of principal executive office)

78726
(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SAIL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 28, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As of February 28, 2022, the record date for the Annual Meeting, 94,191,701 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.
Proposal 1 – Election of Directors to the Board
Each of the following persons was duly elected by the Company’s stockholders as a Class II director for the term expiring in 2025, with votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Cam McMartin	53,364,255	26,502,256	4,124,264
Heidi M. Melin	54,134,631	25,731,880	4,124,264
James M. Pflaging	55,995,891	23,870,620	4,124,264
Proposal 2 – Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm
The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was ratified by the stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstained
83,430,799	526,365	33,612
Proposal 3 – Advisory Vote on our Named Executive Officer Compensation
To approve, on a non-binding, advisory basis, our named executive officer compensation, with votes as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
51,518,040	27,179,264	1,169,208	4,124,264

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SailPoint Technologies Holdings, Inc.

Date: May 3, 2022	By:	/s/ Chris Schmitt
Chris Schmitt
Executive Vice President, General Counsel and Secretary